CERTIFICATE OF OWNERSHIP

OF

TECH LABORATORIES, INC.
(a Delaware corporation)

AND

RENEWAL FUELS, INC.
(a Delaware corporation)

UNDER SECTION 253 OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DO HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

NAME	STATE OF INCORPORATION

Tech Laboratories, Inc.	Delaware

Renewal Fuels, Inc.	Delaware

SECOND: That 100% of the outstanding stock of Renewal Fuels, Inc. is owned by Tech Laboratories, Inc.

THIRD: That the name of the surviving corporation of the merger is Tech Laboratories, Inc., which will continue its existence as said surviving corporation under the name Renewal Fuels, Inc. Corp.

FOURTH: That the Certificate of Incorporation of Tech Laboratories, Inc. , a Delaware corporation, the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation, except that article FIRST relating to the name shall be struck and shall be substituted in lieu therefor the following article:

“FIRST: The name of the corporation is Renewal Fuels, Inc.”

FIFTH: That the members of the Board of Directors of Tech Laboratories, Inc. unanimously adopted the following resolution by written consent on the 20th day of July 2007:

RESOLVED, that the Corporation's wholly-owned subsidiary, Renewal Fuels, Inc., be merged with and into the Corporation, and that upon the filing of the appropriate certificate of Merger with the Secretary of State of the State of Delaware, the Corporation’s name shall be changed to Renewal Fuels, Inc.

SIXTH: This merger shall be effective on August 1, 2007.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 20th day of July 2007.

TECH LABORATORIES, INC. By: /s/John King Name: John King Title: Chief Executive Officer RENEWAL FUELS, INC. By: /s/John King Name: John King Title: Chief Executive Officer